Exhibit 99.1

ALTRIA TO MAKE GROWTH INVESTMENT IN CRONOS GROUP

Altria to Invest USD $1.8 Billion (CAD $2.4 Billion)

for 45% Ownership Interest in Leading Global Cannabinoid Company

with Warrant to Increase Ownership to 55% Over Next 4 Years

RICHMOND, Va. – Dec. 7, 2018 - Altria Group, Inc. (Altria) (NYSE: MO) today announced that it has entered into an agreement to acquire newly issued shares in Cronos Group Inc. (Cronos Group) (TSX: CRON and NASDAQ: CRON), a leading global cannabinoid company, headquartered in Toronto, Canada. The transaction represents a 45% equity stake in Cronos Group, at a price of CAD $16.25 per share, for an aggregate investment by Altria of approximately USD $1.8 billion (approximately CAD $2.4 billion).1

As part of the agreement, at closing, Altria will have the right to nominate four directors, including one independent director, to serve on Cronos Group’s Board of Directors, which will be expanded from five to seven directors. The agreement includes a warrant to acquire an additional ownership interest in Cronos Group at a price of CAD $19.00 per share exercisable over four years from the closing date. If exercised in full, the warrant would increase Altria’s ownership in Cronos Group by 10% to approximately 55%.

“Investing in Cronos Group as our exclusive partner in the emerging global cannabis category represents an exciting new growth opportunity for Altria,” said Howard Willard, Altria’s Chairman and Chief Executive Officer. “We believe that Cronos Group’s excellent management team has built capabilities necessary to compete globally, and we look forward to helping Cronos Group realize its significant growth potential.”

“Altria is the ideal partner for Cronos Group, providing the resources and expertise we need to meaningfully accelerate our strategic growth,” said Mike Gorenstein, Cronos Group’s Chairman, President and Chief Executive Officer. “The proceeds from Altria’s investment will enable us to more quickly expand our global infrastructure and distribution footprint, while also increasing investments in R&D and brands that resonate with our consumers. Importantly, Altria shares our vision of driving long-term value through innovation, and we look forward to continuing to differentiate Cronos Group in this area.”

This investment positions Altria to participate in the emerging global cannabis sector, which it believes is poised for rapid growth over the next decade. It also creates a new growth opportunity in an adjacent category that is complementary to Altria’s core tobacco businesses.

[1]	Based on reference exchange rate of 0.747 USD / CAD at market close on December 6 as quoted by Bloomberg

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Altria expects its investment to help Cronos Group accelerate its growth strategies and its R&D and intellectual property development. Additionally, Altria will provide expertise to help Cronos Group thrive in the growing global cannabis market. These services may include regulatory affairs, regulatory science, compliance, government affairs and brand management.

About Cronos Group

Cronos Group is a globally diversified and vertically integrated cannabis company with a presence across five continents. Cronos Group operates two wholly owned Canadian licensed producers: Peace Naturals Project Inc., which received the first non-incumbent medical cannabis license granted by Health Canada, and Original BC Ltd., which is based in the Okanagan Valley, British Columbia. Cronos Group operates a portfolio of brands which includes Peace Naturals, a global medicinal brand and two Canadian adult-use recreational brands, COVE™ and Spinach™. Cronos Group has multiple international production and distribution platforms across five continents.

Cronos Group is establishing infrastructure to create an efficient global production footprint and a diversified global sales and distribution network. Cronos Group is focused on creating and monetizing disruptive intellectual property and growing a portfolio of iconic brands that resonate with consumers. Cronos Group is committed to building an industry-leading business that transforms the perception of cannabis and responsibly elevates the consumer experience.

Cronos Group has no U.S. operations, and cannabis remains illegal at the federal level. Through Cronos Group, Altria is better positioned should cannabis become federally permitted.

Transaction Structure

Under the terms of the agreement, at closing Altria will pay CAD $16.25 per share of Cronos Group stock issued in the transaction, or a 41.5% premium to the 10-day volume weighted average price of CAD $11.48 on the TSX as of November 30, the last unaffected trading day prior to when Cronos Group announced it was in preliminary discussions with Altria regarding a possible investment in Cronos Group. The transaction will result in an aggregate investment by Altria at closing equal to approximately USD $1.8 billion in cash (approximately CAD $2.4 billion).1 Altria will receive shares representing a 45% interest in Cronos Group.

The agreement also includes a warrant to acquire additional ownership interest in Cronos Group at a price of CAD $19.00 per share exercisable over the next four years. If exercised in full, the warrant would increase Altria’s ownership in Cronos Group by 10% to 55%. The aggregate exercise price for the warrant is equal to approximately USD $1.0 billion (approximately CAD $1.4 billion),1 subject to customary adjustments.

[1]	Based on reference exchange rate of 0.747 USD / CAD at market close on December 6 as quoted by Bloomberg

The transaction is subject to customary closing conditions, including Cronos Group shareholder approval and receipt of regulatory approvals, which will be pursued promptly. The transaction is expected to close in the first half of 2019. At closing, Cronos Group will remain a Canadian publicly-traded company headquartered in Toronto, Canada and continue to be led by its existing management team.

A copy of the agreement containing the terms of the transaction will be filed with the Securities and Exchange Commission (SEC) and Canadian regulatory authorities.

Financing & Advisors

Altria has received committed financing totaling approximately CAD $2.4 billion from JPMorgan Chase Bank, N.A. Altria may consider seeking permanent financing in the future.

Perella Weinberg Partners LP is the financial advisor to Altria. Wachtell, Lipton, Rosen & Katz and Goodmans LLP are providing legal counsel to Altria for the deal. Hunton Andrews Kurth LLP is providing legal counsel to Altria regarding the financing.

Lazard Ltd. is the financial advisor to Cronos Group. Sullivan & Cromwell LLP and Blake, Cassels & Graydon, LLP are providing legal counsel to Cronos Group for the deal.

Altria’s Profile

Altria’s wholly owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Nu Mark LLC (Nu Mark), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, VERVE®, MarkTen® and Green Smoke®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.

More information about Altria is available at altria.com and on the Altria Investor app or follow us on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements

This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the parties’ ability to consummate the transaction as expected; the possibility that one or more of the conditions to the consummation of the transaction may not be satisfied; the possibility that regulatory or shareholder approvals required for the transaction may not be obtained in a timely manner, if at all; the parties’ ability to meet expectations regarding the timing, completion, and other matters relating to the transaction; and any event that could give rise to the termination of the agreement between Altria and Cronos Group. Other important factors include the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections; prevailing economic, market, or business conditions negatively affecting the parties; risks relating to the financing of the transaction, including the risk that Altria is not able to secure permanent financing for the transaction on favorable terms, if at all, and the risk of a downgrade in Altria’s credit ratings; risks that the transaction disrupts Cronos Group’s current plans and operations; the fact that Altria’s reported earnings and financial position and any dividends paid by Cronos Group on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates, tax and other factors, including the risks encountered by Cronos Group in its business; risks related to the disruption of the transaction to Altria, Cronos Group and their respective management; risks relating to the effect of announcement of the transaction on Cronos Group’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and the other factors detailed in the parties’ publicly filed documents, including Altria’s respective Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the period ended September 30, 2018, and Cronos Group’s filings with the Canadian Securities Administration and the United States Securities Exchange Commission, including its annual information form dated April 27, 2018.

Source: Altria Group, Inc.

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